Exhibit 4.2

REGISTRATION AGREEMENT

THIS REGISTRATION AGREEMENT (this “Agreement”) is made as of February 4, 2009, by and among Accuride Corporation, a Delaware corporation (the “Company”), Sun Accuride Debt Investments, LLC, a Delaware limited liability company (“Sun”), and each Person who becomes a party to this Agreement after the date hereof by executing a joinder agreement hereto (collectively, the “Other Investors”).  Otherwise undefined capitalized terms used herein are defined in Section 8 hereof.

WHEREAS, pursuant to the Last Out Debt Agreement, dated as of February 4, 2009, by and between the Company and Sun (the “Last Out Debt Agreement”), the Company will issue a warrant (the “Warrant”) to Sun exercisable into shares of Common Stock representing 25% of the fully diluted Common Stock outstanding on the date of exercise (the “Warrant Shares”); and

WHEREAS, in order to induce Sun to enter into the Last Out Debt Agreement, the Company has agreed to provide certain registration rights to Sun on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.     Demand Registrations.

(a)   Requests for Registration.  At any time, the holders of at least a majority of the Sun Registrable Securities may request registration under the Securities Act of all or any portion of such Sun Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registration”) or, if available, on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”).  All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations.”  Each registration statement filed pursuant to a Demand Registration shall state that, in accordance with Rule 416 under the Securities Act, it also covers such indeterminate number of additional Common Stock as may become issuable upon exercise of the Warrant to prevent dilution resulting from stock splits, stock dividends or similar transactions.  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered.  The Company shall give prompt written notice (either before or after the filing of the registration statement) of such requested registration to all other holders of Registrable Securities and, subject to Section 1(d) below, will include in such registration, in addition to the Sun Registrable Securities that are requested to be registered pursuant hereto, all Other Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the sending by the Company of the Company’s notice.

(b)   Long-Form Registration.  The holders of a majority of the Sun Registrable Securities shall be entitled to request one Long-Form Registration.  The Long-Form Registration shall be underwritten registrations if so requested by the holders of a majority of the Sun Registrable Securities included in such registration.  A registration shall not count as the permitted Long-Form Registration until it has become effective.

(c)   Short-Form Registrations.  In addition to the Long-Form Registration provided pursuant to Section 1(b), the holders of a majority of the Sun Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations.  Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration Statement.  The Company shall use commercially reasonable efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.  Short-Form Registrations may be underwritten registrations, resale registrations or “shelf registrations” pursuant to Rule 415 under the Securities Act (“Shelf Registrations”) or otherwise, in each case at the sole discretion of the requesting holders.

(d)   Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration, which consent will not be unreasonably withheld.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, the Company will include in such registration  (i) first, the Sun Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of Registrable Securities owned by each such holder, (ii) second, the Other Registrable Securities requested to be included in such Demand Registration, pro rata among the holders thereof on the basis of the number of Registrable Securities owned by each such holder and (iii) third, the other securities requested to be included in such Demand Registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of such other securities owned by each such holder.

(e)   Restrictions on Demand Registrations.  The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Long-Form Registration or Short-Form Registration, as the case may be, in which the offering was completed and there was no reduction in the number of Registrable Securities requested to be included.  The Company may postpone, for up to 90 days (from the date of the request), the filing or the effectiveness of a registration statement for a Demand Registration if the Company is in possession of material non-public information concerning it or its business and affairs and the Company’s board of directors determines in good faith that (i) disclosure of such information is legally required in connection with such registration and (ii) public disclosure of such information in a registration statement would have a materially detrimental effect on the Company; provided, that in such event, the holders of the Sun Registrable Securities requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder.  The Company may delay a Demand Registration hereunder only once in any 12-month period.

(f)    Selection of Underwriters.  The holders of a majority of the Registrable Securities initially requesting registration hereunder will have the right to select the investment banker(s) and manager(s) to administer the offering under such Demand Registration, subject to the Company’s approval, which will not be unreasonably withheld.

(g)   Other Registration Rights.  The Company will not grant to any Persons the right to request that the Company register any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any such securities, except as provided in this Agreement, except pursuant to registrations on Form S-4 or Form S-8 (or any successor or similar forms), or as otherwise consistent with the terms hereof  (“Other Registration Rights”).  All such Other Registration Rights will be subordinate in priority to the rights of the Sun Registrable Securities and the Other Registrable Securities as set forth herein.

2.     Piggyback Registrations.

(a)   Right to Piggyback.  Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), whether or not for sale for its own account, the Company will give prompt written notice (either before or after the filing of the registration statement) to all holders of Registrable Securities of its intention to effect such a registration and, subject to Sections 2(b) and 2(c) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 7 days after the sending by the Company of the Company’s notice.

(b)   Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company and the holders of Registrable Securities that have requested inclusion in such offering that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, then the Company will include in such registration (i) first, the securities that the Company proposes to sell, (ii) second, the Sun Registrable Securities and Other Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, the other securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of such other securities owned by each such holder.

(c)   Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (it being understood that Demand Registrations on behalf of holders of Registrable Securities are addressed in Section 1 above rather than in this Section 2(c)), and the managing underwriters advise the Company and the holders of Registrable Securities that have requested inclusion in such offering that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Sun Registrable Securities and Other Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, the other securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders thereof on the basis of the number of such other securities owned by each such holder.

(d)   Selection of Underwriters.  If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and manager(s) for the offering shall be made by the Company in its sole discretion.

(e)   Withdrawal by Company.  If, at any time after giving notice of its intention to register any of its securities as set forth in Section 2(a) and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company shall give written notice of such determination to each holder of Registrable Securities and shall promptly return any materials provided by the holders of Registrable Securities to the Company in connection with such registration.

3.     Holdback Agreements.

(a)   Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, including, without limitation, any short sale, loan or hedge, during the Applicable Period (as defined in this paragraph) (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.  If requested by the Company or managing underwriters, each holder of Registrable Securities agrees to execute customary lock-up agreements consistent with the foregoing obligations with the managing underwriter(s) of an underwritten offering with a duration not to exceed the Applicable Period in such form as agreed to by the holders of a majority of the Registrable Securities participating in such underwritten offering.  The “Applicable Period” shall begin seven days before the Closing, and continue for 180 days following the effective date of the registration statement for the initial public offering of the Company’s equity securities and shall begin seven days before the Closing, and continue for 90 days following the effective date of the registration statement for any other underwritten public offering of the Company’s equity securities (including Demand and Piggyback Registrations) or in each case such longer period agreed to by the holders of a majority of the Sun Registrable Securities participating in such offering.

(b)   The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Applicable Period (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use commercially reasonable efforts to cause each beneficial holder of 5% or more of its Common Stock outstanding, or any securities convertible into or exchangeable or exercisable for 5% or more of its Common Stock outstanding, purchased or otherwise acquired from the Company at any time after the date of this

Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during any such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

4.     Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as possible:

(a)   prepare and (in the case of underwritten registrations, within a commercially reasonable period of time after receiving a request for registration, and in the case of Shelf Registrations, within 30 days after receiving a request for registration) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use commercially reasonable efforts to cause such registration statement to become effective (provided, that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish a reasonable period of time prior to filing to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be furnished within a reasonable period of time prior to filing and will be subject to review of such counsel);

(b)   notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements or take such other action to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as will terminate, at the earlier of six months in the case of underwritten registrations, 36 months in the case of Shelf Registrations or, in any event, when all of the securities covered by such registration statement during such period have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but, in any event, not before the expiration of any longer period required under the Securities Act, or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c)   furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)   use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e)   notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that at any time, upon written notice to the participating holders of Registrable Securities and for a period not to exceed 60 days thereafter (the “Suspension Period”), the Company may suspend the use or effectiveness of any registration statement (and the holders of Registrable Securities hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could constitute a material misstatement or omission.  In the event that the Company shall exercise its right to delay or suspend the use or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.  The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement.  If so directed by the Company, all holders of Registrable Securities registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension and (ii) use commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice;

(f)    use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange;

(g)   use commercially reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)   enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable

Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives, and independent accountants to supply all such information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement; provided, however that any such information furnished by the Company that is non-public shall be used in connection with such registration only, and shall be kept confidential by any of the foregoing recipients;

(j)    take all reasonable actions to ensure that any Free-Writing Prospectus utilized in  connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k)   otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)    permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of each of such holder and its counsel and the Company and its counsel should be included;

(m)  in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(n)   use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(o)   use commercially reasonable to obtain a comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters, which letter shall be addressed to the underwriters;

(p)   use commercially reasonable to obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions;

(q)   cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(r)    cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”); and

(s)   use commercially reasonable efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the holders in connection with the methods of distribution for the Registrable Securities.

5.     Registration Expenses.  All expenses incident to the filing of any Demand Registration (including a Demand Registration withdrawn in accordance with Section 1(e)) or Piggyback Registration and to the Company’s performance of or compliance with this Agreement (all such expenses being herein called “Registration Expenses”) shall be borne or paid by the Company, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company, and all independent certified public accountants, underwriters (excluding discounts and commissions), and other Persons retained by the Company, including, without limitation, the Company’s internal expenses (e.g., salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or, if none are so listed, on a securities exchange.  In addition, in connection with each Demand Registration (including a Demand Registration withdrawn in accordance with Section 1(e)) and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.  The Company’s obligation to bear or pay all Registration Expenses is absolute and shall not depend on whether or not any offering contemplated hereby is completed or whether any registration statement is declared effective.  Notwithstanding the foregoing, the Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders.

6.     Indemnification.

(a)   The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, members, and employees and each Person who controls such holder (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney’s fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or (B) in any application or other document or communication (in this Section 6 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, member, agent retained in connection with the transactions contemplated hereby and employee for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of, is based upon, is caused by, or results from an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder or other indemnified party expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.  In connection with any underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)   In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, will indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective directors, officers, members, agents retained in connection with the transactions contemplated hereby and employees and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney’s fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein; provided, however, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)   Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party), and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)   The indemnifying party shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such indemnified party.

(e)   If the indemnification provided for in this Section 6 is unavailable to, or is insufficient to hold harmless, an indemnified party under the provisions above in respect to any losses, claims, damages, or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand in connection with the registration statement on the other in connection with the statement or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by or relating to the Company or whether it relates to information supplied by or relating to the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f)    The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(g)   The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, employee or controlling Person of such indemnified party and will survive the transfer of securities.

7.     Participation in Underwritten Registrations.

(a)   No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided, that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements.

(b)   Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 4(e).  In the event that the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(e) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

8.     Current Public Information.  At all times after the date hereof, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144.

9.     Definitions

“Common Stock” means the common stock, par value $0.01 per share, of the Company as constituted on the date hereof and any stock into which any such common stock shall have been changed or any stock resulting from any reclassification of any such common stock.

“Electronic Delivery” shall have the meaning set forth in Section 10(g).

“Exchange  Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, modified or supplemented from time to time.

“FINRA” shall have the meaning set forth in Section 4(r).

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

“Other Registrable Securities” means (i) all Warrant Shares originally issued, directly or indirectly, to any Other Investor, (ii) all shares of Common Stock issued or issuable, directly or indirectly, with respect to the Warrant Shares upon exercise, conversion or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) shares of Common Stock with registration rights pursuant to the Amended and Restated Registration Rights Agreement, dated January 31, 2005, by and among Accuride Corporation and the stockholders listed in Exhibit A thereto.  As to any particular Other Registrable Securities listed in Subsections (i) and (ii) of this paragraph, such securities shall cease to be Other Registrable Securities when they have been (a) distributed to the public pursuant to an offering registered under the Securities Act, (b) sold in compliance with Rule 144, or (c) repurchased by the Company or any Subsidiary thereof or purchased or otherwise acquired by Sun, and, if such Other Registrable Securities are purchased or otherwise acquired by Sun, then such Other Registrable Securities shall be deemed Sun Registrable Securities.  For purposes of this Agreement, a Person shall be deemed to be a holder of Other Registrable Securities, and the Other Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Other Registrable Securities hereunder.  In addition, all Other Registrable Securities shall cease to constitute Other Registrable Securities if all Other Registrable Securities may be sold by the holder thereof within a three-month period under Rule 144.

“Other Registration Rights” shall have the meaning set forth in Section 1(g).

“Person” means an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

“Registrable Securities” means, collectively, the Sun Registrable Securities and the Other Registrable Securities.

“Rule 144” means Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any successor thereto or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, modified or supplemented from time to time.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

“Shelf Registrations” shall have the meaning set forth in Section 1(c).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

“Sun Registrable Securities” means (i) all Warrant Shares originally issued, directly or indirectly, to Sun or any of its affiliates, (ii) all shares of Common Stock issued or issuable, directly or indirectly, with respect to the Warrant Shares upon exercise, conversion or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common Stock or other securities of the Company held by Persons holding securities described in clauses (i) and (ii) above.  As to any particular Sun Registrable Securities, such securities shall cease to be Sun Registrable Securities when they have been (a) distributed to the public pursuant to an offering registered under the Securities Act, (b) sold in compliance with Rule 144, (c) have been distributed to the members or partners of Sun, or (d) repurchased by the Company or any Subsidiary thereof or purchased or otherwise acquired by any employee of the Company, and, if such Sun Registrable Securities are purchased or otherwise acquired by any employee of the Company, then such Sun Registrable Securities shall be deemed Other Registrable Securities.  For purposes of this Agreement, a Person shall be deemed to be a holder of Sun Registrable Securities, and the Sun Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Sun Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Sun Registrable Securities hereunder.

“Suspension Period” has meaning set forth in Section 4(e).

10.   Miscellaneous.

(a)   No Inconsistent Agreements.  The Company hereby represents and warrants to the holders of Registrable Securities that there are no agreements with respect to the Company’s securities that are inconsistent with or violate the rights granted to the holders of Registrable Securities in this Agreement and agrees that it will not hereafter enter into any such agreement.

(b)   Adjustments Affecting Registrable Securities.  The Company will not take any action, or permit any change to occur, with respect to the Company’s securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split, combination of shares, or other recapitalization).

(c)   Amendment and Waiver.  Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement will be effective against the Company or the holders of Registrable Securities, unless such modification, amendment, or waiver is approved in writing by the Company and the holders of at least a majority of the Sun Registrable Securities; provided, that in the event that such amendment or waiver would materially and adversely affect a holder or group of holders of Registrable Securities in a manner substantially different than any other holders of Registrable Securities, then such amendment or waiver will require the consent of such holder of Registrable Securities or a majority of the Registrable Securities held by such group of holders materially and adversely affected.  The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(d)   Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(e)   Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, those documents expressly referred to herein, and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(f)    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, successors and assigns.  In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are an obligation of or for the benefit of the holders of Registrable Securities (or any portion thereof) as such shall be binding upon and inure to the benefit of, and enforceable by, any subsequent holder of any Registrable Securities (or of such portion thereof).

(g)   Electronic Delivery; Counterparts.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument.  Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto or thereto shall re-execute the original form of this Agreement and deliver such form to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(h)   Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor; provided, however the parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced (without posting a bond or other security) by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

(i)    Notices.  All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given (i) when personally delivered, (ii) when sent by facsimile (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iii) when sent by electronic mail (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iv) one (1) business day after being sent by reputable overnight express courier (charges prepaid), or (v) three (3) business days following mailing by certified or registered mail, postage prepaid and return receipt requested.  The respective addresses of the parties hereto for the purposes of this Agreement are set forth on Exhibit A attached hereto.  Any party may change its address (or facsimile number or electronic mail address) by notice to each of the other parties in accordance with this Section 10(i).

(j)    Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Each party hereto submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each party hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10(i) above.  Nothing in this Section 10(j), however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity.  Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k)   No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(l)    Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

(m)  Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement on the day and year first above written.

COMPANY:

ACCURIDE CORPORATION

By:	/s/ David K. Armstrong
Name: David K. Armstrong
Title: Senior Vice President/Chief
Financial Officer

SUN:

SUN ACCURIDE DEBT INVESTMENTS, LLC

By:	/s/ Michael J. McConvery
Name: Michael J. McConvery
Title: Vice President

Signature Page to Registration Agreement

Exhibit A

Addresses for Notices

(a)                                  If to the Company, to it at:

Accuride Corporation
7140 Officer Circle
Evansville, Indiana 47715
Attention: David K. Armstrong
Facsimile: (812) 962-5426

with a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Christopher D. Lueking
Facsimile: (312) 993-9767

(b)           If to Sun, to it at:

Sun Accuride Debt Investments, LLC

c/o Sun Capital Advisors IV, LP

5200 Town Center Circle, Suite 600

Boca Raton, Florida  33486

Attention:  C. Deryl Couch, Jason H. Neimark and Brian Urbanek

Facsimile: (561) 394-0540

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Attention:  Douglas C. Gessner, P.C., Gerald T. Nowak and Jeremy S. Liss

Facsimile:  (312) 861-2200

(c)           If to an Other Investor, to such Other Investor at the last known address of such Other Investor contained in the records of the Company.